NewsRelease

TC PipeLines, LP to release third quarter 2019 results on November 7

HOUSTON, Texas – Oct. 17, 2019 – News Release – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its third quarter 2019 financial results on Thursday, Nov. 7, 2019 pre-market. Nathan Brown, President of the General Partner, along with other members of management, will discuss the Partnership’s financial results and latest developments in a teleconference and webcast on Thursday, Nov. 7 at 10 a.m. (CST) / 11 a.m. (EST).

Members of the investment community and other interested parties are invited to participate by calling 800.377.0758. Please dial in 10 minutes prior to the start of the call. A pass code is not required. A live webcast will also be available through the Partnership’s website at TCPipeLinesLP.com/events or via the following URL: http://www.gowebcasting.com/10365. Slides for the conference call will be posted on the Partnership’s website under “Events and Presentations” prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CST) and midnight (EST) on Nov. 14, 2019, by calling 800.408.3053, then entering pass code 8347750#.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TC Energy Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Enquiries:
Hejdi Carlsen / Jaimie Harding
403.920.7859 or 800.608.7859

Unitholder and Analyst Enquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com